Exhibit 10.59

AMERICAN GREETINGS CORPORATION 2007 OMNIBUS

INCENTIVE COMPENSATION PLAN

RESTRICTED STOCK UNIT GRANT AGREEMENT

Award:	Restricted Class Stock Units

Grant Date:	, 20 (“Date of Grant”)

Vesting Dates:	The award of Restricted Stock Units shall vest in the manner set forth in your Notice of Grant, as such term is defined below.

THIS AGREEMENT, dated as of the Grant Date stated above, is delivered by American Greetings Corporation (the “Company” or “American Greetings”) to the individual employee of the Company (the “Grantee”) identified in the notice of restricted stock unit award grant (the “Notice of Grant”) delivered to Grantee.

W I T N E S S E T H:

WHEREAS, the Company wishes to give Grantee an opportunity to acquire or enlarge his equity ownership in the Company for the purpose of augmenting Grantee’s proprietary interest in the success of American Greetings and thereby focusing Grantee’s efforts on increasing shareholder value.

A G R E E M E N T

NOW, THEREFORE, Grantee has received or will receive a Notice of Grant, which, if not rejected in accordance with the instructions in such notice, will constitute Grantee’s binding agreement with the following terms:

1. Grant of Restricted Stock Units. Subject to the terms and conditions of this Agreement, the Company hereby grants to Grantee the number of Restricted Stock Units (the “RSUs”) relating to the class and number of common shares of the Company (the “Shares”), as indicated on the Notice of Grant. The grant of RSUs shall represent the right to receive such number of Shares, upon the satisfaction of certain vesting requirements set forth in Section 2, with issuance of such Shares to be made in accordance with Section 2. The RSUs described in this Agreement are in all respects subject to the terms, conditions and provisions of this Agreement, the Notice of Grant and the Company’s 2007 Omnibus Incentive Compensation Plan (the “Plan”).

2. Vesting or Forfeiture of RSUs; Payment of Award.

(a) Vesting. Except as otherwise provided in this Section 2, RSUs granted to Grantee pursuant to Section 1 shall vest over the period as set forth in the Notice of Grant. If vesting will result in a fractional Share, then the amount vested shall be rounded up to the nearest whole Share; provided, however, the number of shares to vest as of the last vesting date shall be rounded down to such number that will result in the total number of Shares vesting equaling the total grant represented hereby. For purposes of clarity, if before RSUs vest, Grantee Separates from Service for any reason other than as set forth in Section 2(b) below, including a Separation from Service (“Separation from Service”) as defined in Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”), initiated by the Company other than for Cause, or as the result of Grantee’s Retirement, death or Disability, any RSUs not yet vested will continue to vest in accordance with this Agreement and shall vest as of the date(s) set forth in the Notice of Grant.

(b) Notwithstanding anything herein to the contrary, RSUs, and Shares issued upon vesting of RSUs, are subject to the following forfeiture rules:

(i) Separation Initiated by the Company for Cause or Initiated by Grantee: Upon Grantee’s Separation from Service that is initiated by the Company for Cause, or by the Grantee (other than for Retirement), any RSUs that have not vested pursuant to Section 2(a) on the Grantee’s date of Separation from Service are forfeited. In addition, if Grantee’s Separation from Service is initiated by the Company for Cause, then any RSUs vested pursuant to Section 2(a), but not yet delivered to Grantee, shall also be forfeited and shall not be delivered.

(ii) Breach of Post-Separation Obligations: If following Grantee’s Separation from Service, Grantee breaches any material provision of any employment, separation or severance agreement or arrangement with the Company (including, without limitation, any supplemental executive retirement plan in which with the Grantee participates), the Company may, in its sole discretion, deem any RSUs that have not vested pursuant to Section 2(a), or vested pursuant to Section 2(a) but not yet delivered to Grantee, to be forfeited.

(iii) Clawback: The RSUs, and the right to receive and retain any Shares issued upon the vesting of the RSUs, together with any proceeds received in connection with the subsequent sale of such Shares, shall be subject to rescission, cancellation or recoupment, in whole or part, if and to the extent so provided under any “clawback” or similar policy of the Company in effect on the Grant Date or that may be established thereafter, including, without limitation, any “clawback” or recoupment policy of the Company as may be adopted by the Company from time to time as required by Section 304 of the Sarbanes-Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or as otherwise required by applicable law or agreement. In the event any such clawback or similar policy is deemed unenforceable with respect to the RSUs, or with respect to the Shares issued upon the vesting of the RSUs or proceeds received in connection with the subsequent sale of such Shares, then the award of RSUs subject to this Agreement shall be deemed unenforceable due to lack of adequate consideration.

(c) Payment of Award. Within 90 days after any RSUs are deemed vested pursuant to this Section 2, but in no event longer than the maximum time period permitted under Code Section 409A to qualify as a short-term deferral, such RSUs shall be issued to Grantee in the form of Shares. At such time, Grantee shall enjoy full shareholder and ownership rights with respect to such Shares. Shares shall be delivered to Grantee either through book-entry transfer of beneficial ownership of the Shares or through delivery of a stock certificate representing all such Shares and registered in his or her name. The method of delivery shall be selected by the Company, in its sole discretion. In the case of Grantee’s death after vesting, payment of any Shares that are vested on his date of death will be made to the beneficiary designated by Grantee in a writing filed with the Company or, if none, to Grantee’s estate.

(d) Certain Definitions. For purposes of this Agreement

(i) “Cause” has such meaning as may be defined in any agreement between Grantee and the Company and, if none, will mean any one or more of the following: Grantee’s (1) fraud; (2) misappropriation of funds; (3) commission of a felony or of an act or series of acts which results in material injury to the business or reputation of the Company; (4) commission of a crime or act or series of acts involving moral turpitude; (5) commission of an act or series of repeated acts of dishonesty that are materially inimical to the best interests of the Company; (6) willful and repeated failure to perform his or her duties, which failure has not been cured in all substantial respects within fifteen (15) days after the Company gives written notice thereof to Grantee; or (7) breach of any material provision of any employment agreement between the Company and Grantee, which breach has not been cured in all substantial respects within ten (10) days after the Company gives written notice thereof to Grantee.

(ii) “Retirement” shall mean Grantee’s Separation from Service after completing ten (10) or more years of continuous service and attaining age sixty-five (65).

(iii) “Disability” shall mean that Grantee is “disabled” as such term is defined in Code Section 409A(a)(2).

3. Ownership Rights. Except as otherwise provided herein, Grantee will not have the rights of a shareholder of the Company with respect to any Shares issuable upon the vesting of any RSUs. Upon receipt of any portion of Shares issued pursuant to RSUs awarded under Section 1 and vested pursuant to Section 2, Grantee shall be entitled to exercise all ownership rights (including, without limitation, the right to vote and the right to receive dividends) with respect to such Shares, provided that voting and dividend rights with respect to the Shares will be exercisable only if the record date for determining shareholders entitled to vote and receive dividends, as the case may be, falls on or after the date as of which Shares are issued to Grantee pursuant to this Agreement.

4. Deferral of Delivery of Shares. Notwithstanding any provision in this Agreement to the contrary, if any law or regulation of any governmental authority having jurisdiction in the matter requires the Company, the Board, the Committee or Grantee to take any action or refrain from action in connection with the award or delivery of Shares under this Agreement, or to delay such award or delivery, then the award or delivery of such Shares shall be deferred until such action has been taken or such restriction on action has been removed, subject to any applicable requirements under Code Section 409A. If Grantee is eligible to participate in the Company’s Executive Deferred Compensation

Plan and the class of common shares that are subject to the RSUs are otherwise eligible for deferral thereunder, at Grantee’s election, Grantee may also defer receipt of any Shares earned under the Agreement in accordance with the Plan, any such deferred Shares to be credited with dividend equivalents. Any such deferred Shares, including dividend equivalents, if any, to be paid at the end of any applicable deferral period shall be paid in shares of the same class of common shares that are subject to the RSUs, rounded to the nearest whole share, with any such deferral election to be made at a time and in a manner that complies with all applicable requirements under Code Section 409A. In addition, if and to the extent required under Code Section 409A, delivery of Shares hereunder to Grantee shall be made no earlier than six months after Grantee’s Separation from Service if Grantee is a “specified employee” on such date.

5. General Provisions. Grantee acknowledges that Grantee has read, understands and agrees with all of the provisions in this Agreement and the Plan, including, but not limited to, the following:

(a) Administration. The interpretation and construction by the Board and/or the Committee of any provision of this Agreement, the Plan or any notification or document evidencing the grant of RSUs and that any determination by the Board or such Committee pursuant to any provision of this Agreement or the Plan or of any such agreement, notification or document shall be final and conclusive.

(b) Notices. Any notice that is required or permitted under this Agreement shall be in writing (unless otherwise specified in the Agreement or in a writing from the Company to Grantee), and delivered personally or by mail, postage prepaid, addressed as follows: (i) if to the Company, at One American Road, Cleveland, Ohio 44144, Attention: Human Resources Department, or at such other address as the Company by notice to Grantee may have designated from time to time; (ii) if to Grantee, at the address indicated in Grantee’s then-current personnel records, or at such other address as Grantee by notice to the Company may have designated from time to time. Such notice shall be deemed given upon receipt. From time to time, the Company may also authorize communications and any notice that is required or permitted under this Agreement to be provided electronically either through the Company’s email or other systems or through third parties, including any administrator of the Company’s RSU or other equity programs, as designated from time to time by the Company.

(c) Compliance With Securities Laws. Grantee acknowledges that the RSUs are intended to conform to the extent necessary with all provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934 and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 144 under the Securities Act of 1933 and Rule 16b-3 under the Securities Exchange Act of 1934. Notwithstanding anything herein to the contrary, the RSUs are granted only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this RSU Agreement will be deemed amended to the extent necessary to conform to such laws, rules and regulations.

(d) Taxation. Grantee shall be responsible for all applicable income and withholding taxes and the employee share of FICA taxes with respect to any compensation income generated upon the vesting or issuance of any RSUs under this Agreement. No later than the date as of which an amount first becomes subject to applicable federal, state, or local income, wage or employment tax withholding (including employee share of FICA) with respect to the RSUs awarded hereunder, Grantee shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state or local income, wage or employment taxes of any kind required by law to be withheld with respect to that amount. Unless otherwise determined by the Committee, withholding obligations may be settled (i) with previously owned common shares or (ii) Shares that have vested and that are issuable hereunder (in the minimum amount necessary to satisfy any applicable withholding requirements). The making of that payment or those arrangements is a condition to the obligations of the Company under the Plan, and the Company may, to the extent permitted by law, deduct any taxes from any payment of any kind otherwise payable to Grantee or the Company may retain such number of the Shares issuable upon the vesting of RSUs covered by the grant evidenced by this Agreement as shall be equal in value to the amount of the remaining withholding obligation.

(e) Nontransferability. This Agreement and the RSUs granted to Grantee shall be nontransferable and shall not be sold, hypothecated or otherwise assigned or conveyed by Grantee to any other person, except as specifically permitted in this Agreement. No assignment or transfer of this Agreement or the rights represented thereby, whether voluntary or involuntary, or by operation of law or otherwise, shall vest in the assignee or transferee any interest or right whatsoever, except as specifically permitted in this Agreement. The Agreement shall terminate, and be of no force or effect, immediately upon any attempt to assign or transfer the Agreement or any of the RSUs to which the Agreement applies.

(f) Not an Employment Contract. This Agreement shall not be deemed to limit or restrict the right of the Company to terminate Grantee’s employment at any time, for any reason, with or without Cause, or to limit or restrict the right of Grantee to terminate his employment with the Company at any time.

(g) Adjustments. On any change in the number or kind of outstanding common shares of the Company by reason of a recapitalization, merger, consolidation, reorganization, separation, liquidation, share split, share dividend, combination of shares or any other change in the corporate structure or common shares of the Company, the Company, by action of the Board or the Committee shall make such adjustment, if any, in the number and kind of RSUs subject to this agreement as it considers appropriate in order that the rights of Grantee hereunder are neither enlarged nor diminished.

(h) Unsecured Creditor Status. This grant of RSUs constitutes a mere promise by the Company to pay Grantee the benefits described in this grant (to the extent credited and vested). Grantee shall have the status of a general unsecured creditor of the Company with respect to the benefits payable under this Agreement. Grantee’s right to receive credited and vested shares shall not be subject to any assignment, pledge, levy, garnishment, attachment or other attempt to assign or alienate such shares prior to their delivery to Grantee, including, without limitation, under any domestic relations order, and any such attempted assignment or alienation shall be null, void and of no effect.

(i) Fractional Shares. Except as otherwise contemplated by Section 2(a), notwithstanding anything in this Agreement to the contrary, in the event that any adjustment to the grant of RSUs or an award of Shares or the calculation of an award pursuant to this Agreement would otherwise result in the creation of a fractional share interest, the affected award shall be rounded to the nearest whole share.

(j) Amendment or Termination. This Agreement may be amended or terminated at any time by the mutual agreement and written consent of Grantee and the Company, but only to the extent permitted under the Plan. The provisions set forth in this Agreement are subject to the restrictions and other requirements of Code Section 409A and related regulations and rulings. Without limiting the generality of the preceding sentence, such provisions shall be modified and amended, as and where necessary, to bring such provisions into compliance with the requirements set forth in Code Section 409A and related regulations and rulings. This Agreement shall be interpreted (and if necessary, amended) to comply with Code Section 409A and to the extent any provision of this Agreement is inconsistent with Code Section 409A, said Code Section 409A shall control even if such action may reduce or diminish the value of Grantee’s award.

(k) Severability. If any provision of this Agreement should be held illegal or invalid for any reason, such determination shall not affect the other provisions of this Agreement, and it shall be construed as if such provision had never been included herein.

(l) Headings/Gender. Headings in this Agreement are for convenience only and shall not be construed to be part of this Agreement. Any reference to the masculine, feminine or neuter gender shall be a reference to other genders as appropriate.

(m) Governing Law. This Agreement shall be construed, and its provisions enforced and administered, in accordance with the laws of the State of Ohio and, where applicable, federal law.

(n) Definitions. Initial capitalized terms used in this Agreement that are not otherwise defined herein shall have the meaning set forth in the Plan.

(o) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed original, but all of which taken together shall constitute one and the same instrument. Grantee’s acceptance of this agreement in accordance with the instructions in the Notice of Grant will constitute Grantee’s binding agreement with the terms hereof.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and unless Grantee otherwise rejects the Notice of Grant in accordance with the instructions in such notice, Grantee will be deemed a party to, and legally bound by the terms of, this Agreement.

AMERICAN GREETINGS CORPORATION

By:
Brian McGrath, Senior Vice President, Human Resources

GRANTEE

Unless the Grantee rejects Notice of Grant in accordance with the instructions in such notice, Grantee will be deemed a party to, and legally bound by the terms of, this Agreement.